UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

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NovaCopper Inc.

(Exact name of registrant as specified in its charter)

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British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia
Canada, V7Y 1K4

(Address of principal executive offices, including zip code)

(604) 638-8088

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2016, Mr. Igor Levental notified the Board of Directors (the “Board”) of NovaCopper Inc. (the “Registrant”) of his decision to not stand for re-elections at the 2016 Annual and Special Shareholders Meeting (the “2016 Meeting”) scheduled for May 18, 2016. The Board accepted Mr. Levental’s decision. Mr. Levental will serve out the remainder of his term and step down from the Board and all Committees of the Board on which he serves at the conclusion of the 2016 Meeting.

Mr. Levental has served as a director since the registrant went public in 2012 and is the chairman of the Communications Committee and a member of the Governance and Nominating Committee, and Special Committee.

Mr. Levental did not indicate that he had any disagreements with the registrant.

Item 7.01	Regulation FD Disclosure

On March 8, 2016, the Registrant issued a press release announcing the date of the Annual and Special Shareholders Meeting and adoption of a Diversity Policy. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	NovaCopper Announces Date of the Annual and Special Shareholders Meeting and Adopts Diversity Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVACOPPER INC.

Dated: March 8, 2016	By:	/s/ Elaine Sanders
Elaine M. Sanders, Chief Financial Officer